UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2006

Date of Report (Date of earliest event reported)

iPARTY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On December 21, 2006, iParty Corp. and our wholly-owned subsidiary, iParty Retail Stores Corp., as borrowers, and Wells Fargo Retail Finance II, LLC, as lender (“Wells Fargo”), entered into an Amended and Restated Loan and Security Agreement that continues our line of credit with Wells Fargo at $12,500,000 (including a $500,000 term loan) and extends it for three additional years to January 2, 2010.  In addition, our new agreement with Wells Fargo includes an option whereby we may increase our line of credit up to a maximum level of $15,000,000.  The new agreement also adjusts the interest rate applicable to our borrowings and permits us at our option, to use the London Interbank Offered Rate (“LIBOR”) rate for certain of our borrowings.

The full text of the Amended and Restated Loan and Security Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth above under Item 1.01 in respect of our Amended and Restated Loan and Security Agreement with Wells Fargo, and Exhibit 10.1 in respect thereof, are hereby incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Loan and Security Agreement, with Wells Fargo Retail Finance II, LLC, dated December 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.
By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: December 26, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Loan and Security Agreement, with Wells Fargo Retail Finance II, LLC, dated December 21, 2006